August 13, 2004
File:  285

Filed: Via SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec
                       Attention:  Statutory Filings

The Toronto Stock Exchange
                       Attention:  Listings Department

Dear Sirs:

Re: Second Quarter 2004 Report to Shareholders - Mailing Date:  August 13, 2004

In accordance with Section 144 of the B.C. Securities Rules and National Instrument 51-102, we wish to confirm that on the captioned mailing date, the Second Quarter Report to Shareholders together with the financial statements for the six months ended June 30, 2004 was sent by prepaid mail to each shareholder at the specified latest address shown on the Supplemental Mailing List of the Company.

Yours very truly,

AURIZON MINES LTD.

Ian S. Walton,
Executive Vice-President
& Chief Financial Officer

Enclosure
cc\encl:          DuMoulin Black (1 Set)
cc\encl:          Computershare Trust Company of Canada (1 Set)
cc\encl:          PricewaterhouseCoopers (1 Set)
cc\encl:          Toronto Stock Exchange (4 Sets)
cc\encl:          American Home Assurance Company
cc\encl:          U.S. Securities & Exchanges Commission (File #0-22672; filed via EDGAR)
cc\encl:          American Stock Exchange, Attention:  Michael Fleming (5 Sets)